Exhibit 99.1

PROSPECTUS SUPPLEMENT (To Prospectus dated April 28, 2003)

11,320,755 Shares

CLASS A COMMON STOCK

XM Satellite Radio Holdings Inc. is offering and selling 11,320,755 shares of its Class A common stock to Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc. and T. Rowe Price Associates, Inc. each on behalf of its investment advisory clients with this prospectus supplement.

Our Class A common stock is quoted on the Nasdaq National Market under the symbol “XMSR.” On September 4, 2003, the reported last sale price of our Class A common stock on the Nasdaq National Market was $13.69 per share.

Investing in our Class A common stock involves risks. See “ Risk Factors” beginning on page S-5 of this prospectus supplement and page 8 of the accompanying prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc. and T. Rowe Price Associates, Inc. will purchase our common stock at a price of $13.25 per share, resulting in $150,000,000 of gross proceeds and $149,800,000 of net proceeds to us after we pay expenses in connection with this offering.

The Class A common stock will be ready for delivery on or about September 10, 2003.

September 5, 2003

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where an offer or sale of these securities is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

i

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” in this prospectus supplement certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus supplement is completed:

•	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2002, filed with the SEC on March 31, 2003;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 filed with the SEC on May 15, 2003;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, filed with the SEC on August 14, 2003;

•	Our Proxy Statement, filed with the SEC on April 21, 2003;

•	Our Current Reports on Form 8-K, filed with the SEC on:

•	January 15, 2003;

•	January 29, 2003;

•	May 8, 2003;

•	June 3, 2003;

•	June 11, 2003; and

•	August 7, 2003;

In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room, located at 450 Fifth Street, N.W., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC’s Internet site at http://www.sec.gov.

In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

XM Satellite Radio Holdings Inc.

1500 Eckington Place, N.E.

Washington, DC 20002

Attn: Investor Relations

(202) 380-4000

Our reports and amendments filed with the SEC can be accessed free of charge, through our website at http://www.xmradio.com/investor/investor_financial_and_company.html on the same day that they are electronically filed with the SEC.

ii

References in this prospectus supplement to the terms “we,” “our” or “us” or other similar terms mean XM Satellite Radio Holdings Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made and incorporated by reference statements in this document that constitute “forward-looking statements” as that term is defined in the federal securities laws. These forward-looking statements concern our operations, economic performance and financial condition. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements.

Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, the following:

•	Our significant expenditures and losses;

•	The unproven market for our service;

•	The health or premature degradation of our satellites, possible failure of insurance to cover fully losses from satellite degradation or delay in receipt of insurance proceeds and resulting need for additional funding;

•	Potential need for additional financing; and

•	Our substantial indebtedness.

For a more detailed discussion of some of these factors, please read carefully the information under “Risk Factors” set forth in our Current Report on Form 8-K, filed with the SEC on June 3, 2003. These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus supplement. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We assume no obligation to update or revise the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

iii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary does not contain all the information you should consider before investing in our Class A common stock. Please read the entire prospectus supplement and accompanying prospectus carefully, including the sections entitled “Risk Factors.” The terms “we,” “our,” and “us” refer to XM Satellite Radio Holdings Inc. and its subsidiaries. The term “XM” refers to XM Satellite Radio Holdings Inc.’s subsidiary, XM Satellite Radio Inc.

Our Business

We are a nationwide provider of audio entertainment and information programming for reception by vehicle, home and portable radios. Our digital audio XM Radio service offers 100 channels of music, news, talk, sports and children’s programming for a monthly subscription fee; we also offer one premium channel for an additional fee. We believe XM Radio appeals to consumers because of our innovative and diverse programming, nationwide coverage, numerous commercial free music and talk channels and digital sound quality. Since our nationwide launch on November 12, 2001, we built our subscriber base to over 692,000 subscribers as of June 30, 2003 through multiple distribution channels, including an exclusive distribution arrangement with General Motors, other automotive manufacturers, car audio dealers and national electronics retailers.

From our nationwide launch through the end of the third quarter of 2002, distribution of our product was almost exclusively through the aftermarket (the sale of radios by consumer electronics retailers and others for installation in automobiles after purchase). Starting with the 2003 automobile model year, which began in late summer 2002, General Motors began making XM Radio available as original equipment in new vehicles. Through an exclusive distribution arrangement with us, General Motors is currently offering 25 2003 models of XM Radio-equipped cars, light trucks and SUVs under the Buick, Chevrolet, Oldsmobile, Cadillac, Pontiac and GMC brand names and has expanded to over 40 GM models for the 2004 model year. Honda, Isuzu, Nissan, Infiniti, Toyota and Volkswagen/Audi have announced that XM Radio will be available in numerous popular makes and models, including the Honda Accord, Nissan Pathfinder and Toyota Scion. Recently, Acura announced that both the 2004 Acura TL and RL will include XM Radio as a factory-installed standard feature. Toyota has announced that XM Radio will be offered as a dealer-installed option on the 2004 Camry Solara coupe and Audi has announced that XM Radio is offered as an option on a number of 2004 models, including the A4, S4, A6, A8L and allroad quattro. Broad distribution of XM Radio through the new automobile market is a central element in our business strategy.

We also continue to promote XM Radio actively in the automobile aftermarket. XM radios are available under the Sony, Alpine, Pioneer and Delphi brand names at national consumer electronics retailers, such as Circuit City, Best Buy, participating Radio Shack dealers and franchisees, and others. Our aftermarket distribution network also includes 2,100 Wal-Mart stores that sell the complete line of Delphi SKYFi radios. Delphi introduced the XM SKYFi, a plug-and-play device that offers an enhanced display and attractive pricing, in the fall of 2002. We consider the introduction of the SKYFi product a significant milestone, marking the launch of the second generation of XM radios at a lower cost to consumers than the first generation products, with an enhanced display and true portability from the car to home stereo systems to a boom box. At the 2003 Consumer Electronics Show, the SKYFi audio system was named a finalist for the Best of CES award.

We recently introduced the XM PCR, the first satellite radio receiver designed for personal computers. We believe the XM PCR, SKYFi and other plug and play devices will allow us to penetrate the home and portable radio market. After the retail aftermarket and factory-installed automobile market, this opening up of the home and portable radio market is the third major element of a marketing strategy to increase the availability of XM radio across new markets.

We believe, based on our experience in the marketplace, surveys, work with focus groups and market data, that there is a significant market for XM Radio. Over 75% of the entire United States population age 12 and older listens to the radio daily, and over 95% listens to the radio weekly. However, many radio listeners have access to only a limited number of radio stations and listening formats offered by traditional AM/FM radio.

We offer our consumers a unique listening experience by providing diverse programming, coast-to-coast coverage, a substantial number of commercial free channels and clear sound with our digital signals. Our 100 channels (plus one premium channel) include diverse programming designed to appeal to a large audience, and to specific groups that our research has shown are most likely to subscribe to our service, including urban and rural listeners of virtually all ages. Based on listener feedback after our first nine months of broadcasting, we updated our channel lineup and began offering our first premium channel, Playboy Radio. We have original music and talk channels created by our in-house programming unit as well as channels created by well-known providers of brand name programming, including MTV, VH1, ESPN Radio, Radio Disney, CNN, CNBC, Discovery, Fox News, E!, NASCAR, Radio One, Clear Channel, and Hispanic Broadcasting Corporation. We have a team of programming professionals with a successful record of introducing new radio formats and building local and national listenership.

In addition to our subscription fee, we generate revenues from sales of limited advertising time on a number of channels. Advertisers on the XM network have included Warner Bros., JC Penney, U.S. Navy, Allstate and Pennzoil.

We transmit the XM Radio signal throughout the continental United States from our two satellites “XM Rock” and “XM Roll.” We are planning to launch our spare satellite, presently being modified, in late 2004 as part of a plan to address a solar power anomaly in our existing satellites. We also have a network of approximately 800 terrestrial repeaters, which receive and re-transmit the satellite signals in 60 cities to augment our satellite signal coverage where it might otherwise be affected by buildings, tunnels or terrain. We hold one of only two licenses issued by the Federal Communications Commission to provide satellite digital audio radio service in the United States.

We have raised $2.1 billion of equity and debt net proceeds through June 30, 2003 from investors and strategic partners to fund our operations. This includes $179 million of net proceeds (including amounts related to the over-allotment option) from the sale of 12% senior secured notes due 2010 in June 2003. This also includes $225 million of gross funds raised in the January 2003 financing transactions. The January 2003 financing transactions also included $250 million of payment deferrals and a line of credit from GM. From January 1, 2003 to June 30, 2003, we have raised $65.7 million through our Direct Stock Purchase Program and issued shares of Class A common stock to eliminate $112.4 million carrying value of indebtedness or approximately $142.3 million of face amount at maturity. As of June 30, 2003, our strategic investors include General Motors, Hughes Electronics/DIRECTV, Clear Channel Communications and American Honda; our financial investors include Columbia Capital, Madison Dearborn Partners, AEA Investors, BayStar Capital and Eastbourne Capital.

So long as we meet the revenue, expense and cash flow projections of our refined business plan, we expect to be fully funded and will not need to raise additional financing to continue operations. Our business plan contemplates the use of insurance proceeds to repay the vendor financing contemplated to be used to launch replacement satellite(s). However, with the proceeds of this transaction and the sale of notes completed in June 2003, we will have raised substantially all of the funds we would need for the completion and launch of XM-3 and the procurement of XM-4 in case the receipt of insurance proceeds does not occur in a timely manner.

Our executive offices are at 1500 Eckington Place, N.E., Washington, D.C. 20002, and our telephone number is (202) 380-4000. We maintain an Internet site on the World Wide Web at www.xmradio.com. Information at our website is not, and should not be deemed to be, part of this prospectus.

Recent Developments

June 2003 Financing Transaction

On June 17, 2003, we announced that we completed an offering of $175 million of 12% senior secured notes due June 15, 2010 issued by our subsidiary, XM Satellite Radio Inc., or “XM”. The notes are guaranteed by us and are secured by substantially all of XM’s assets. The notes rank equally in right of payment with all of XM’s other existing and future senior indebtedness and senior in right of payment to all of XM’s existing and future subordinated indebtedness. XM may, at its option, redeem the notes at declining redemption prices at any time on or after June 15, 2007. At any time on or prior to June 15, 2006, XM may redeem a portion of the outstanding notes with the proceeds of certain equity offerings as long as the redemption occurs within 90 days of the date of the closing of such equity offering and at least $100 million aggregate principal amount of notes remains outstanding after the redemption. In July 2003, an additional $10 million of these 12% senior secured notes due 2010 were issued pursuant to the over-allotment option.

Recent Developments Concerning Our Satellites

Our two in-orbit satellites, XM Rock and XM Roll, currently provide excellent performance but continue to experience progressive solar array power degradation consistent with that experienced by other Boeing 702 satellites in-orbit. There has been no meaningful change in the previously predicted rate of degradation.

We have now put in place firm contractual arrangements to launch our spare satellite (XM-3) during the fourth quarter of 2004 (while our two existing satellites are still performing above minimum acceptable levels), and for Boeing to construct a new ground spare (XM-4) to be completed by the fourth quarter of 2005. We have also entered into a contract with Sea Launch to provide an XM-4 launch, as needed in the future.

Under these contract arrangements, our major cash outlays to launch XM-3 will not arise until the fourth quarter of 2004 and those to construct XM-4 will not occur until the first quarter of 2005. We have funds available for the launch of our spare satellite and (upon completion of this offering) procurement of the new ground spare satellite (XM-4) if adequate insurance proceeds are not received in a timely manner. If we need to launch XM-4, we will need additional funds to do so.

Currently, we have insurance claims in process relating to the power degradation trends experienced by our two in-orbit satellites. A group of our insurers recently denied these claims, asserting that the satellites are still performing above the insured levels and the power trend lines are not definitive; these insurers also allege that we failed to comply with certain policy provisions regarding material change and other matters. We will be responding to the insurers’ position and will proceed to settlement discussions, arbitration or litigation (as needed) to recover the insured losses.

RISK FACTORS

You should read the “Risk Factors” sections beginning on page S-5 of this prospectus supplement and page 8 of the accompanying prospectus as well as the other cautionary statements throughout the entire prospectus supplement so that you understand the risks associated with an investment in our Class A common stock.

THE OFFERING

Issuer	XM Satellite Radio Holdings Inc.

Class A common stock offered	11,320,755 shares

Common stock to be outstanding after the offering	134,645,332 shares, all Class A common stock (1)(2)

Use of proceeds	All or a significant portion of the net proceeds may be used for funding for the construction of our new XM-4 ground spare satellite if insurance proceeds are not received in a timely manner. We will otherwise use the net proceeds from this offering for working capital and general corporate purposes, which may include the repurchase or pre-payment of outstanding debt.

Dividend policy	We presently do not intend to pay dividends on our Class A common stock. We plan to retain any earnings for use in our operations and expansion of our business.

Nasdaq National Market symbol for Class A common stock	XMSR

(1)	Based on the number of shares of Class A common stock outstanding as of June 30, 2003, and excludes:

•	10,786,504 shares of Class A common stock issuable upon conversion of Series A convertible redeemable preferred stock, which converts at the option of the holder on a one-for-one basis;

•	592,861 shares of Class A common stock issuable upon conversion of Series B convertible redeemable preferred stock, which converts at the option of the holder at a rate of 1.25 shares of Class A common stock for each share held;

•	27,620,773 shares of Class A common stock issuable upon conversion of Series C convertible redeemable preferred stock, liquidation preference of $1,000 per share, which converts at the option of the holder at a conversion price of $8.97 per share (without giving effect to any adjustment as a result of this offering);

•	4,759,264 shares of Class A common stock issuable upon conversion of 7.75% convertible subordinated notes due 2006, which convert at the option of the holder at a conversion price of $12.225 per share;

•	67,482,250 shares of Class A common stock issuable upon conversion of 10% senior secured discount convertible notes due 2009, which convert at the option of the holder at a conversion price of $3.18 per share;

•	12,520,396 shares of Class A common stock issuable upon exercise of outstanding options exercisable at exercise prices ranging from $2.13 per share to $45.4375 per share;

•	31,705,727 shares of Class A common stock issuable upon exercise of warrants outstanding exercisable at an exercise price of $3.18;
•	2,853,367 shares of Class A common stock issuable upon exercise of warrants outstanding exercisable at an exercise price of $45.24; and

•	up to 2% of the total number of shares of Class A common stock on a fully diluted basis issuable to Sony, upon the achievement of certain performance targets at an exercise price of 105% of the then current market price at the time performance targets are achieved.

(2)	No shares of our Class C common stock were outstanding as of June 30, 2003.

RISK FACTORS

Investing in our securities involves risk. Potential investors are urged to read and consider the risk factors relating to an investment in XM Satellite Radio Holdings Inc. described in our Current Report on Form 8-K, filed with the SEC on June 3, 2003, which are incorporated by reference in this prospectus supplement, and those set forth following this paragraph. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

Future issuances of our Class A common stock could lower our stock price and impair our ability to raise funds in new stock offerings.

We have issued and outstanding securities exercisable for or convertible into a significant number of our shares of Class A common stock, including securities issued to General Motors, some of which also give us the option to make interest or other payments in our Class A common stock or securities convertible into Class A common stock. As of June 30, 2003, we had outstanding 123,324,577 shares of Class A common stock. On a pro forma basis as of June 30, 2003, if we issued all shares issuable upon conversion of the new notes (but not including accreted value and any in-kind interest payments) and conversion or exercise of other outstanding securities (many of which have a conversion or exercise price significantly above our current market price), we would have had 291,629,844 shares of Class A common stock outstanding on that date (not including a performance-based warrant held by Sony Electronics that may in the future be exercisable for up to 2% of our Class A common stock on a fully diluted basis). The large majority of these shares that were issued privately have been registered for public resale. Issuances of a large number of new shares or the sale of a large number of privately issued shares into the public market could adversely affect the market price of our Class A common stock and could impair our ability to raise funds in additional stock offerings.

Risk Factors Related to Recent Developments

Premature degradation or failure of our satellites could damage our business.

If one of our satellites were to fail or suffer performance degradation prematurely and unexpectedly, it likely would affect the quality of our service, interrupt the continuation of our service and harm our business. This harm to our business would continue until we either launched our ground spare satellite or had additional satellites built or launched. In September 2001, Boeing Satellite Systems (BSS) advised us of a progressive degradation problem with the solar array output power of Boeing 702 class satellites, including both XM Rock and XM Roll. Since the issue is common to Boeing 702 class satellites, we and the manufacturer are closely watching the progression of the problem, including data from a satellite that has been in orbit longer than either of our two satellites by approximately 15 and 17 months, respectively. With this advance visibility of performance levels, a spare satellite under construction that is being modified to address the solar power anomaly, the ability to provide full service for some period of time with XM Rock and XM Roll collocated in one orbit slot and the spare located in the other slot (which would allow partial use of the satellites through the first quarter of 2008), our arrangements to construct a new ground spare, and various mitigation actions to extend the full or partial use of the satellites, we believe that we will be able to launch additional satellites prior to the time the solar power problem might cause the broadcast signal strength to fall below minimum acceptable levels. Based on the consistency of the degradation trends (with no substantial improvement to date) and continuing analyses by BSS and us, our management adjusted the estimated useful lives of our in-orbit satellites, with effect from September 2002, to the period running through first quarter 2008 (approximately 6.75 years from launch). There is no assurance that such actions will allow us to maintain adequate broadcast signal strength. Our management will continue to monitor this situation carefully and may re-adjust the estimated useful lives of our in-orbit satellites based on future information.

A number of other factors could decrease the useful lives of our satellites, including:

•	defects in construction;

•	loss of on board station-keeping system;

•	failure of satellite components that are not protected by back-up units;

•	electrostatic storms; and

•	collisions with other objects in space.

In addition, our network of terrestrial repeaters communicates principally with one satellite. If the satellite communicating with the repeater network fails unexpectedly, we would have to repoint all the repeaters to communicate with the other satellite. This would result in a degradation of service that could last several days and could harm our business.

Losses from satellite degradation may not be fully covered by insurance, and insurance proceeds may not be available in a timely manner.

We purchased launch and in-orbit insurance policies from global space insurance underwriters covering XM Rock and XM Roll. Due to the solar array degradation, we have filed a claim for the aggregate sum insured on both satellites ($200 million per satellite) less applicable salvage under our insurance policies. In July 2003, a group of our insurance carriers denied our claim and asserted that XM Rock and XM Roll are still performing above insured levels, the power trend lines are not definitive and that we failed to comply with certain policy provisions regarding material change and other matters. We have announced that we will respond to the insurance carriers’ position and proceed to settlement discussions, arbitration or litigation, as needed, to recover our insured losses, but we may not prevail in this matter or recover the amounts we are seeking from the insurers.

In addition, any amounts we recover from our insurance may not fully cover our losses. For example, our insurance does not cover the full cost of constructing, launching and insuring two new satellites, nor will it cover and we do not have protection against business interruption, loss of business or similar losses. Also, our insurance contains customary exclusions, salvage value provisions, material change and other conditions that could limit our recovery.

Further, any insurance proceeds may not be received on a timely basis in order to launch our spare satellite or construct and launch a replacement satellite. We have funds available for the launch of our spare satellite and (upon completion of this offering) procurement of the new ground spare satellite (XM-4) if adequate insurance proceeds are not received in a timely manner. If we need to launch XM-4, we will need additional funds to do so.

USE OF PROCEEDS

The net proceeds from this offering are estimated to be $149.8 million, after deducting estimated offering expenses payable by us of $0.2 million. All or a significant portion of the net proceeds may be used for funding for the construction of our new XM-4 ground spare satellite if insurance proceeds are not received in a timely manner. The net proceeds from this offering will otherwise be used for working capital and general corporate purposes, which may include the re-purchase or pre-payment of outstanding debt.

DILUTION

Our net tangible book value as of June 30, 2003 was $35.0 million, or $0.28 per share. The per share amount results from dividing total tangible assets less total actual liabilities and preferred stock by the number of our common shares outstanding as of June 30, 2003. After giving effect to the sale of 11,320,755 shares of Class A common stock at an offering price of $13.25 per share, net of the estimated offering expenses and after giving effect to the sale of $10.0 million of 12% senior secured notes due 2010, net of the discount, our adjusted net tangible book value as of June 30, 2003 would have been $184.5 million, or $1.37 per share. This represents an immediate increase in as adjusted net tangible book value of $1.09 per share to existing stockholders and an immediate dilution of $11.88 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share	$		$13.25

Net tangible book value per share as of June 30, 2003		$0.28

Increase per share attributable to new investors		1.09

Net tangible book value per share after the offering			1.37

Dilution per share to new investors	$		11.88

PRICE RANGE OF OUR CLASS A COMMON STOCK

Our Class A common stock has been quoted on the Nasdaq National Market under the symbol “XMSR” since its initial public offering on October 5, 1999. The following table presents, for the period indicated, the high and low sales prices per share of the Class A common stock as reported on the Nasdaq National Market.

	High	Low
2001:
First Quarter	$21.063	$6.375
Second Quarter	17.500	3.870
Third Quarter	17.200	4.020
Fourth Quarter	20.680	4.300

2002:
First Quarter	19.200	10.700
Second Quarter	14.700	6.260
Third Quarter	7.700	2.630
Fourth Quarter	4.120	1.660

2003:
First Quarter	6.200	2.400
Second Quarter	13.280	5.560
Third Quarter (through September 4, 2003)	14.860	10.020

On September 4, 2003, the reported last sale price of our Class A common stock on the Nasdaq National Market was $13.69 per share.

DIVIDEND POLICY

We have not declared or paid any dividends on our Class A common stock since our date of inception. Currently, our Series B convertible redeemable preferred stock restricts us from paying dividends on our Class A common stock unless full cumulative dividends have been paid or set aside for payment on all shares of our Series B preferred stock. The terms of our Series C convertible redeemable preferred stock contain similar restrictions. In accordance with its terms, we have paid dividends on the Series B preferred stock in Class A common stock. The Series C preferred stock provides for cumulative dividends payable in cash. As no dividends have been declared on the Series C preferred stock, the value of the cumulative dividends has increased the liquidation preference. The indenture governing XM’s senior secured notes restricts XM from paying dividends to XM Satellite Radio Holdings Inc. which, in turn, will significantly limit XM Satellite Radio Holdings Inc.’s ability to pay dividends. We do not intend to pay cash dividends on our Class A common stock in the foreseeable future. We anticipate that we will retain any earnings for use in our operations and the expansion of our business.

CAPITALIZATION

The following table sets forth as of June 30, 2003 our capitalization on:

•	an actual basis;

•	a pro forma basis, which gives effect to the sale of $10.0 million of 12% senior secured notes due 2010, net of $0.3 million discount, pursuant to the over-allotment option in connection with our June 2003 offering of such notes; and

•	a pro forma as adjusted basis, which gives effect to the sale of the Class A common stock and the application of the net proceeds of $149.8 million from the sale of the Class A common stock.

		June 30, 2003
	Actual	Pro Forma	Pro Forma As Adjusted
		(In thousands)
Cash, cash equivalents and short-term investments	$345,868	$355,568	$505,368

14% Senior Secured Notes due 2010	22,824	22,824	22,824
Less: unamortized discount	(3,884)	(3,884)	(3,884)
14% Senior Secured Discount Notes due 2009	235,443	235,443	235,443
Add: accretion of interest	9,614	9,614	9,614
Less: unamortized discount	(85,639)	(85,639)	(85,639)
10% Senior Secured Discount Convertible Notes due 2009	205,900	205,900	205,900
Add: accretion of interest	8,694	8,694	8,694
Less: unamortized discount	(69,166)	(69,166)	(69,166)
7.75% Convertible Subordinated Notes due 2006	58,182	58,182	58,182
12% Senior Secured Notes due 2010	175,000	185,000	185,000
Loan	35,000	35,000	35,000
Related party debt (1)	109,687	109,687	109,687
Mortgage obligation	28,340	28,340	28,340
Capital leases and other notes payable (2)	7,538	7,538	7,538

Total long-term debt	$737,533	$747,533	$747,533

Stockholder’s equity
Series A convertible preferred stock, par value $0.01 (liquidated preference of $102,739 actual, pro forma and pro forma as adjusted); 15,000,000 shares authorized, 10,786,504 shares issued and outstanding actual, pro forma and pro forma as adjusted	108	108	108
Series B convertible redeemable preferred stock, par value $0.01 (liquidation preference of $23,714 actual, pro forma and pro forma as adjusted); 3,000,000 shares authorized, 474,289 shares issued and outstanding actual, pro forma and pro forma as adjusted	5	5	5
Series C convertible redeemable preferred stock, par value $0.01 (liquidation preference of $247,758 actual, pro forma and pro forma as adjusted); 250,000 shares authorized, 200,000 shares issued and outstanding actual, pro forma and pro forma as adjusted	2	2	2
Series D junior participating preferred stock, par value $0.01; 250,000 shares authorized, no shares issued and outstanding actual, pro forma and pro forma as adjusted	—	—	—
Class A common stock, par value $0.01; 600,000,000 shares authorized, 123,324,577 shares issued and outstanding actual and pro forma, 134,645,332 shares outstanding pro forma as adjusted	1,233	1,233	1,346
Class C non-voting common stock, par value $0.01; 15,000,000 shares authorized, no shares issued and outstanding actual, pro forma and pro forma as adjusted	—		—
Additional paid-in capital	1,791,957	1,791,957	1,941,644
Accumulated deficit	(1,174,124)	(1,174,124)	(1,174,124)

Total stockholders’ equity	$619,181	$619,181	$768,981

Total capitalization	$1,356,714	$1,366,714	$1,516,514

(1)	Includes an $89.0 million 10% senior secured convertible note due 2009 issued to General Motors’ subsidiary, OnStar Corporation.

(2)	Includes deferred vendor financing.

PLAN OF DISTRIBUTION

Subject to the terms and conditions of purchase agreements dated September 5, 2003, Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc. and T. Rowe Price Associates, Inc., each on behalf of its investment advisory clients, have agreed to purchase, and we have agreed to sell to Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc. and T. Rowe Price Associates, Inc., the number of shares of Class A common stock set forth on the cover of this prospectus supplement. The purchase agreements provide that the obligations of Legg Mason Funds Management, Inc., Legg Mason Capital Management, Inc. and T. Rowe Price Associates, Inc., to purchase the common stock included in this offering are subject to certain conditions.

LEGAL MATTERS

Certain legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Hogan & Hartson L.L.P., Washington, D.C.

EXPERTS

The consolidated financial statements and schedule of XM Satellite Radio Holdings Inc. and subsidiaries (the “Company”) as of December 31, 2001 and 2002 and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports contain an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets as of January 1, 2002.